EXHIBIT 32.1
Certification
          Pursuant to 18 U.S.C. § 1350, the undersigned officer of The Goldman Sachs Group, Inc. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 25, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 3, 2009	/s/ Lloyd C. Blankfein
	Name:	Lloyd C. Blankfein
	Title:	Chief Executive Officer

          The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

Certification
          Pursuant to 18 U.S.C. § 1350, the undersigned officer of The Goldman Sachs Group, Inc. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 25, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 3, 2009	/s/ David A. Viniar
	Name:	David A. Viniar
	Title:	Chief Financial Officer

          The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.